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Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-52928, 333-76134, 333-65363, 333-65361 and 333-65359 of Franklin Financial
Corporation on Form S-8 of our report dated March 27, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to pending litigation), appearing in this Annual Report on Form 10-K of Franklin Financial Corporation for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
March 31, 2003